Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is entered into effective as of the 1st day of October, 2003, by and between Rubicon Medical Corporation, a Delaware corporation (the "Company"), and Richard J. Linder ("Executive").

                                    PREMISES

         A. The Company desires to employ Executive as its President and Executive desires to accept employment in such position.

         B. The parties desire to enter into this Agreement to set forth each party's rights and obligations under the employment relationship.

                                    AGREEMENT

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants contained herein and of the mutual benefits to be derived hereunder, the parties agree as follows:

         1. Employment. Company hereby employs Executive as President and Chief Executive Officer ("CEO") of the Company to perform those duties customarily associated with such position and such other duties as may be assigned to Executive by the Company's Board of Directors (the "Board") from time to time. Executive accepts and agrees to such employment on the terms and conditions set forth in this Agreement.

         2. Term. The term of this Agreement shall be for four (4) years and three (3) months, commencing effective as of October 1, 2003 (the "Effective Date"), and expiring at midnight on December 31, 2007, unless earlier terminated in accordance with the provisions of this Agreement.

         3. Duties. Executive shall be employed by Company as its President and CEO or in such other senior executive positions of comparable status, dignity and responsibility as requested by the Board from time to time. Executive shall also serve in similar positions with such subsidiaries of Company as shall, from time to time, be requested by Company's board of directors, and serve as a member of the Board. Executive shall not receive any additional compensation for service as a member of the Board or as an officer of any subsidiaries of the Company unless otherwise directed by the Board.

         Executive shall devote substantially all of his working time and efforts to the business of Company and its subsidiaries and shall not during the term of this Agreement be engaged in any other business activities that will significantly interfere or conflict with the reasonable performance of his duties hereunder, except where approved by the Board. Executive may serve or continue to serve as a member of the board of directors of any companies or organizations which, in the Board's reasonable judgment, will not present any conflict of interest with the Company or any of its subsidiaries or materially adversely affect the performance of Executive's duties under this Agreement.

         4. Compensation.

                  (a) Base Salary. For all services rendered by Executive, Company shall pay to Executive a base salary of $150,000 per year throughout the term of this Agreement, payable in equal monthly installments on the last day of each calendar month. All salary payments shall be subject to withholding and other applicable taxes. The Board shall review Executive's base salary on not less than an annual basis and may increase (but not decrease) Executive's base salary based on such factors as the Board may deem appropriate in its discretion.

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                  (b) Annual Bonus. Executive will be entitled to an annual cash bonus in an amount not to exceed one hundred percent (100%) of Executive's Base Salary, as determined by the Board of Directors (the "Annual Bonus"). Within three (3) months following the end of each fiscal year occurring during the term of this Agreement, the Board of Directors shall review Executive's performance during the preceding twelve months and declare and pay a bonus or bonuses following such review(s). Notwithstanding the foregoing, (i) the initial review shall take place within four months following October 1, 2003 and shall cover the fiscal year ended December 31, 2003 and (ii) the final review shall take place on or before December 31, 2007 with respect to the year then ended.

                  (c) Closing Bonus. Promptly after the execution of the Transaction Agreement dated October 29, 2003 among Boston Scientific Corporation, Nemo I Acquisition, Inc., the Company and Executive as Stockholders' Representative (as defined therein) the Company shall pay Executive a success bonus equal to $150,000, less any applicable withholdings (the "Closing Bonus").

                  (d) Stock Options and Stock Awards. Executive will be entitled to participate in the Company's stock option and stock award plans and to receive awards thereunder commensurate with Executive's position, seniority, and performance with the Company.


                  (e) Executive Benefits. The Company shall provide such health and medical insurance for Executive in the form and program chosen by the Company for its full-time employees. Executive shall be entitled to participate in any other health, medical, retirement, pension, profit-sharing, disability, death and dismemberment, life insurance, stock option, vacation and other benefit plans and programs as in effect from time to time on the same basis as other members of senior management. The Company shall also provide Executive with the use of a Company automobile.

                  (f) Vacation. Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies with respect to members of senior management. Executive shall initially be entitled to four weeks paid vacation per calendar year.

         5. Reimbursement of Expenses. The Company will promptly reimburse Executive for expenses incurred in connection with Company's business, including expenses for travel, lodging, meals, beverages, entertainment, and other items on Executive's periodic presentation of an account of such expenses.

         6. Working Facilities. The Company shall provide to Executive offices and facilities appropriate to Executive's position and suitable for the performance of Executive's duties.

         7. Nondisclosure of Confidential Information. For purposes of this Agreement, the term "Confidential Information" means information (i) disclosed to or known by Executive as a consequence of or through his/her employment with the Company, (ii) not generally known outside the Company, and (iii) which relates to the Company's business. Confidential Information includes, but is not limited to, information of a technical nature, such as methods and materials, trade secrets, inventions, processes, formulas, systems, computer programs, and studies, and information of a business nature such as project plans, market information, costs, customer lists, and so forth. Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a direct or indirect disclosure by Executive in violation of this Agreement, or (ii) was already in Executive's possession at the time his initial employment with the Company commenced.

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         Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes and the performance of services which involve experimental and inventive work, and that the success of the Company's business may depend upon the protection of its processes, products and services by patent, copyright or secrecy, and that Executive has had, or during the course of his engagement may have, access to Confidential Information, as herein defined, Executive agrees and acknowledges that:

                  (a) The Company has exclusive right and title to all Confidential Information and Executive hereby assigns all rights he might otherwise possess in any Confidential Information to the Company. Except as required in the performance of his duties to the Company, Executive will not at any time during or after the term of his employment or engagement by the Company, which term shall include any time in which Executive may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Confidential Information.

                  (b) All documents, records, notebooks, notes, memoranda and similar repositories of, or containing Confidential Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by Executive at any time or made available to him during the term of his employment or engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by him in trust solely for the benefit of the Company, and shall be delivered to the Company by him on the termination of his employment or at any other time on the request of the Company.

                  (c) Executive will not assert against the Company any rights in, to or under any inventions, trademarks, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him during the term of his employment or engagement if based on or otherwise related to Confidential Information.

         8. Assignment of Inventions.

                  (a) All discoveries, concepts, and ideas, whether or not patentable or subject to copyright protection, including but not limited to know-how, data, processes, methods, trade secrets, formulae, and techniques, as well as improvements thereof, or know-how related thereto, concerning or relating to any past, present or prospective activities of the Company which Executive makes, discovers or conceives during the hours of his engagement or with the material use of the Company's facilities, materials or personnel, either solely or jointly with others during his employment by the Company or any affiliate and, if based on or related to Confidential Information, at any time after termination of such employment (collectively, the "Inventions"), shall be the sole and exclusive property of the Company, and Executive agrees to perform the provisions of this Section 8 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to Executive in his capacity as an executive or consultant.

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                  (b) Any written notebooks maintained by Executive with respect to Inventions and studies or research projects undertaken on the Company's behalf shall at all times be the property of the Company and shall be surrendered to the Company upon termination of Executive's engagement or, upon the request of the Company, at any time prior thereto.

                  (c) Executive hereby assigns to the Company any and all of his right, title and interest in and to Inventions.

                  (d) Executive shall sign, acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and take such other acts, such as giving testimony in support of Executive's inventorship, as may be necessary or desirable in the reasonable opinion of the Company to obtain, maintain, protect, extend, reissue or enforce United States and/or foreign letters patent and copyrights relating to Inventions invented by Executive and to record, protect, perfect or otherwise effect the assignment of Executive's entire right, title and interest in and to Inventions to the Company or its nominee. Executive further acknowledges and agrees that any copyright developed or conceived of by Executive during the term of his employment which is related to the business of the Company shall be, to the greatest extent permitted by law, a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

                  (e) Executive further agrees that if the Company is unable, after reasonable effort, to secure Executive's signature on any documents required by the Company under this Agreement, including, but not limited to, such documents described in Section 8(d) hereunder, any executive officer of the Company shall be entitled to execute any such documents as Executive's agent and attorney-in-fact, and Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such documents on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Inventions, under the conditions described in this Agreement.

                  (f) Executive represents that his performance of all the terms of this Agreement and as an Executive of or consultant to the Company does not and will not breach any trust or contract entered into prior to his employment by the Company. Executive agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use and provided a copy of such authorization to the Company.

                  (g) No provisions of this Paragraph shall be deemed to limit the restrictions applicable to Executive under Sections 9 and 10.

         9. Shop Rights. Unless waived by the Board, the Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined above but which are conceived of or made by Executive during the period he is employed or engaged by the Company and with the material use or material assistance of the Company's facilities, materials, or personnel.

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         10. Non-Compete. Executive hereby agrees that during the term of this
Agreement and for the period of one year from the expiration or earlier termination hereof the ("Restricted Period"), Executive will not:

                  (a) Own, manage, operate, or control, directly or indirectly, any business that is directly competitive with any business conducted or proposed to be conducted by the Company or any subsidiary thereof during the term of this Agreement in any geographic market in which the Company or any subsidiary thereof conducts business or proposes to conduct business during the term of this Agreement. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company listed on the OTC Bulletin Board, a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) shall not be considered to be competition with the Company or any subsidiary thereof;

                  (b) Act as, directly or indirectly, or become employed as, an officer, director, executive, consultant or agent of any business within the medical products industry which is directly competitive with the Company or any subsidiary thereof during the term of this Agreement in any geographic market within the medical products industry in which the Company or any subsidiary thereof conducts business or proposes to conduct business during the term of this Agreement.

                  (c) Solicit, directly or indirectly, any similar business to that of the Company's from, or sell any products or services that are in direct competition with the Company's products and services to, any company which was within one year prior to the date of termination of Executive's employment, a customer or client of the Company or any of its subsidiaries; or

                  (d) Solicit the employment of any employee, consultant or agent of the Company or its subsidiaries..

         11. Termination.

                  (a) Death. Executive's employment shall terminate automatically upon Executive's death during the term of this Agreement.

                  (b) Disability. If Executive is absent from his full-time duties with the Company as a result of incapacity due to mental or physical illness ("Disability") and such absence continues uninterrupted for a period of two (2) consecutive months, the base salary and annual bonus payable to Executive under this Agreement shall be reduced by 50% until such time as Executive resumes the performance of his full-time duties with the Company or this Agreement is terminated. If Executive's Disability continues for four (4) consecutive months, the Company may terminate Executive's employment effective on the 30th day after delivery to Executive of a notice to that effect (the "Disability Termination Date"), unless Executive returns to the full-time performance of his duties prior to the Disability Termination Date.

                  (c) Cause. The Company may terminate Executive's employment during the term of this Agreement for Cause. For purposes of this Agreement, "Cause" shall mean: (i) Executive being convicted of, or pleads no contest to, a felony; (ii) a willful act of personal dishonesty taken by Executive in connection with his responsibilities as Executive ; (iii) the willful and continued failure of Executive to perform substantially Executive's duties with the Company or its

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         affiliates (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes Executive has not substantially performed Executive's duties and Executive has not performed such duties within 30 calendar days of such notice, or (iv) the willful engaging by Executive in illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates. For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (except for the conduct described in subparagraph (i)), after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in subparagraph (ii), (iii) or (iv) above, and specifying the particulars thereof in detail.

                  (d) Good Reason. Executive's employment may be terminated by Executive at any time within ninety (90) days after the occurrence of an event constituting Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the assignment to Executive of any duties
                  inconsistent in any material respect with Executive's position (including offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by Executive; provided that if the Company is no longer a publicly traded company, such event shall not by itself constitute a material diminution of Executive's authority, position, duties or responsibilities;

                           (ii) the failure by the Company to comply with any of
                  the material terms of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by Executive;

                           (iii) the Company's requiring Executive to be based
                  at any office or location more than 15 miles from the location of the Company's offices at the commencement of this Agreement or the Company's requiring Executive to travel on Company business to a substantially greater extent than required during the first twelve (12) months of this Agreement; or

                           (v) removal from the Company's Board for reasons
                  other than Cause.

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                  (f) Notice of Termination. Any termination by the Company for
         Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto in accordance with Section 17 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

                  (g) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
         (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be thirty (30) days after the date on which the Company notifies Executive of such termination, and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Termination Date.

         12. Obligations of the Company upon Termination.

                  (a) Good Reason; Other Than for Cause. If, during the term of this Agreement, the Company shall terminate Executive's employment other than for Cause, or Executive shall terminate employment for Good
         Reason:

                           (i) The Company shall pay to Executive the aggregate
                  of the following amounts:

                           A. The sum of (aa) Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (bb) Executive's Annual Bonus through the Date of Termination to the extent not theretofore paid, (cc) reimbursement for any and all monies advanced in connection with Executive's employment through the Date of Termination, and (dd) all other payments and benefits to which Executive may be entitled under the terms of any benefit plan of the Company (collectively, the "Accrued Obligations") shall be paid to Executive in a lump sum in cash within 30 days after the Date of Termination. Where applicable, such payments shall be prorated based on a 360 day year and the number of days elapsed during the year in question.

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                           B. Subject to Executive's execution of a general form
                           of release in a form satisfactory to the Company, an amount equal to the sum of one (1) times Executive's then Annual Base Salary and Annual Bonus, provided, however, that in the event Executive's employment is terminated by the Company without Cause or by Executive for Good Reason during the twelve month period immediately following the Effective Date, the Company shall pay Executive an amount equal to one and one-half times Executive's then Annual Base
                           Salary and Annual Bonus. Such amount shall be paid to Executive in equal installments in accordance with the Company's payroll practices over a twelve month period (or, in the event Executive's employment terminates during the twelve month period commencing on the Effective Date, eighteen months) immediately following the Date of Termination. For purposes of this subparagraph, Executive's Annual Bonus shall be deemed to be equal to the Annual Bonus paid to Executive by the Company for the most recently completed fiscal year; provided, however, that the maximum amount of such Annual Bonus that may be considered in calculating the payments to be made to Executive is thirty percent (30%) of Executive's Annual Base Salary. Notwithstanding the foregoing, in no event shall the Annual Bonus include the Closing Bonus or any other bonus paid to Executive.

                           C. During the 18 month period following the Date of Termination, the Company shall at its expense provide Executive and his family with continuation health coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") under the Company's medical plan .

                           D. To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies in accordance with the terms of such arrangements (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits, and the Company shall, at its expense, provide COBRA continuation health coverage to Executive's family for a period of one year from the date of Executive's death under the Company's medical plan. Executive's estate, unless otherwise directed by Executive, shall receive all vested Options upon Executive's Death. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination and Other Benefits shall be paid as soon as practicable in accordance with the most favorable practices, policies and procedures followed by the Company with respect to members of senior management.

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                  (c) Disability. If Executive's employment is terminated by reason of Executive's Disability during the term of this Agreement, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits, and the Company shall, at its expense, provide COBRA continuation health coverage to Executive and his family for a period of one year from the Disability Termination Date under the Company's medical plan. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination and Other Benefits shall be paid as soon as practicable in accordance with the most favorable practices, policies and procedures followed by the Company with respect to members of senior management.

                  (d) Cause; Other than for Good Reason. If Executive's employment shall be terminated for Cause during the term of this Agreement, this Agreement shall terminate without further obligations to Executive other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. If Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In either event, all Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination.

         13. Change of Control. Upon the occurrence of a Change of Control (as defined below), and in the event the benefits provided for in this Agreement or otherwise payable to Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then Executive shall receive (i) payment from the Company sufficient to pay such excise tax, plus (ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income and employment taxes arising from the payments made by the Company to Executive pursuant to this sentence. Unless the Company and Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section shall be made in writing by the Company's independent auditors who are primarily used by the Company immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all reasonable costs and expenses incurred in connection with the performance of the calculations contemplated by this Section.

         For purposes of this Agreement, "Change of Control" shall mean:

                           (i) The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (aa) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (bb) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change of Control: (aa) any acquisition

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                  directly from the Company, (bb) any acquisition by the
                  Company, (cc) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (dd) any acquisition by any corporation pursuant to a transaction which complies with clauses (aa), (bb) and (cc) of subsection (iii) below, or (ee) any acquisition of additional shares by David Berger and/or Berger Family Enterprises, FLP, who, together, currently own in excess of 20% of the Outstanding Company Common Stock; or

                           (ii) (aa) Individuals who, as of the date hereof,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (bb) a majority of the members of the Board ceases to be comprised of Directors whose most recent election to the Board was approved by at least a majority of the Incumbent Board prior to such election; or

                           (iii) Consummation of a reorganization, merger or
                  consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (aa) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                  (bb) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (cc) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (iv) Approval by the shareholders of the Company of a
                  complete liquidation or dissolution of the Company.

         14. Nontransferability. Neither Executive, Executive's spouse, Executive's designated contingent beneficiary, nor their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement. Such payments and other rights are expressly declared nonassignable and nontransferable except as specifically provided herein.

         15. Indemnification. Company shall indemnify Executive and hold Executive harmless from liability for acts or decisions made by Executive while performing services for Company to the greatest extent permitted by the Delaware General Corporation Law and shall advance funds to Executive for the defense of any action, suit or proceeding prior to the conclusion thereof to the maximum extent permitted by the Delaware General Corporation Law. The Company shall use its best efforts to obtain coverage for Executive under a directors and officers liability insurance policy which is issued by a recognized insurer of national standing acceptable to Executive and which provides coverages customarily contained in director and officer liability insurance policies carried by public companies engaged in business in the medical devices sector of the economy.

         16. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

         17. Notice. Any notices or other communications required or permitted hereunder shall be shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by a commercially recognized overnight delivery service providing confirmation of delivery, addressed as follows:

         If to Executive, to:     Richard J. Linder
                                  C/O Rubicon Medical Corporation
                                  2064 West Alexander Street
                                  Salt Lake City, Utah  84119

         If to the Company, to:   Rubicon Medical Corporation
                                  Attn: Chairman of the Board
                                  2064 West Alexander Street
                                  Salt Lake City, Utah  84119

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         18. Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of Executive by the Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is attached as an amendment to this Agreement and is signed by the parties to this Agreement.

         19. Prior Agreement Superceded. This Agreement supercedes and replaces the employment agreement entered into between Rubicon Medical, Inc. and Executive, dated as of March 31, 2000, which is hereby terminated effective as of the date hereof.

         20. Enforcement. Each of the parties to this Agreement shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party. Executive hereby specifically acknowledges and agrees that a breach of the agreements, covenants and conditions contained in Sections 7, 8, 9 and 10 of this Agreement may cause irreparable harm and damage to the Company, that the remedy at law, for the breach or threatened breach of such provisions of this Agreement may be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of such sections of this Agreement.

         21. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah.

         22. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment. Following a Change in Control, the Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         23. Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         24. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any covenant, agreement, term, or condition.

         25. Litigation Expenses. If Executive or Company retain legal counsel and/or incurs other costs and expenses in connection with the enforcement of any or all of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs, and expenses incurred by the prevailing party in connection with the enforcement of this Agreement. Notwithstanding the foregoing, in the event that following a Change of Control Executive engages legal counsel to enforce Executive's rights or seek a determination under this Agreement, the Company shall pay the expenses of such legal counsel regardless of the outcome of any legal proceeding resulting therefrom; provided that such claim is not determined by a trier of fact to be frivolous or in bad faith.

         26. Survivability. The provisions of sections 7, 8, 9, 10, 12, and 13 shall survive termination of this Agreement.

         27. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.



              [The remainder of this page left blank intentionally]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first above written.

                                    The Company:

                                                     Rubicon Medical Corporation



                                                     By /s/ David B. Berger
                                                     ---------------------------
                                                     David B. Berger
                                                     Chairman of the Board

                                    Executive:


                                                     By /s/ Richard J. Linder
                                                     ---------------------------
                                                     Richard J. Linder